                                                                    EXHIBIT 4.10

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                     MADE BY

                                  D-M-E COMPANY
                                   (MORTGAGOR)

                                   in favor of

                        U.S. BANK NATIONAL ASSOCIATION,
                         AS TRUSTEE AND COLLATERAL AGENT
                                   (MORTGAGEE)

                               PROPERTY LOCATION:

                               1975 N. 17th Avenue
                          Melrose Park, Illinois 60160
                          Property Index: 12-34-403-020
                                          12-34-403-024

                            DATED AS OF JUNE 10, 2004

                          THIS MORTGAGE WAS PREPARED BY
                          AND WHEN RECORDED, RETURN TO:

                              Jonathan P. Baumstark, Esq.
                              Latham & Watkins LLP
                              885 Third Avenue
                              New York, New York 10022
                              Attn:  Jonathan P. Baumstark, Esq.

                                TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
ARTICLE I DEFINITIONS..................................................................   2
        SECTION 1.01     Terms Defined Above...........................................   2
        SECTION 1.02     Definitions...................................................   2
        SECTION 1.03     Terminology...................................................   6
        SECTION 1.04     Other Defined Terms...........................................   6

ARTICLE II GRANT OF LIEN AND SECURITY INTEREST.........................................   6
        SECTION 2.01     Grant of Lien.................................................   6
        SECTION 2.02     Grant of Security Interest....................................   7
        SECTION 2.03     No Obligation of Mortgagee....................................   7
        SECTION 2.04     Fixture Filing................................................   7
        SECTION 2.05     Future Advances...............................................   8

ARTICLE III ASSIGNMENT OF LEASES AND RENTS.............................................   8
        SECTION 3.01     Assignment....................................................   8
        SECTION 3.02     Revocable License.............................................   8
        SECTION 3.03     Enforcement of Leases.........................................   9
        SECTION 3.04     Direction to Tenants..........................................   9
        SECTION 3.05     Appointment of Attorney-in-Fact...............................   9
        SECTION 3.06     No Liability of Mortgage......................................  10
        SECTION 3.07     Mortgagor's Indemnities.......................................  11
        SECTION 3.08     No Modification of Mortgagor's Obligations....................  11

ARTICLE IV REPRESENTATIONS AND WARRANTIES..............................................  11
        SECTION 4.01     Title to Mortgaged Property and Lien of this Mortgage.........  11
        SECTION 4.02     Taxes and Other Payments......................................  12
        SECTION 4.03     Power to Create Lien and Security.............................  12
        SECTION 4.04     Senior Secured Note Documents and Indenture...................  12
        SECTION 4.05     Compliance with Laws..........................................  12
        SECTION 4.06     No Condemnation...............................................  13
        SECTION 4.07     Flood Zone....................................................  13

ARTICLE V AFFIRMATIVE COVENANTS........................................................  13
        SECTION 5.01     Lien..........................................................  13
        SECTION 5.02     Payment of Impositions........................................  13
        SECTION 5.03     Repair........................................................  14
        SECTION 5.04     Insurance and Application of Insurance Proceeds...............  14
        SECTION 5.05     Condemnation and Application of Condemnation Proceeds.........  17
        SECTION 5.06     Maintenance of Rights-of-Way, Easements, Licenses and Other
                         Rights........................................................  17
        SECTION 5.07     Payment and Performance of Senior Secured Note Obligations....  18
        SECTION 5.08     Compliance with Permitted Liens and Other Obligations.........  18

        SECTION 5.09     Additional Affirmative Covenants..............................  18

ARTICLE VI NEGATIVE COVENANTS..........................................................  18
        SECTION 6.01     Use Violations................................................  18
        SECTION 6.02     Waste.........................................................  18
        SECTION 6.03     Alterations...................................................  19
        SECTION 6.04     No Further Encumbrances.......................................  19
        SECTION 6.05     Transfer Restrictions.........................................  19
        SECTION 6.06     Senior Secured Note Documents and Indenture; Additional
                         Negative Covenants............................................  19

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES.............................................  19
        SECTION 7.01     Event of Default..............................................  19
        SECTION 7.02     Acceleration..................................................  19
        SECTION 7.03     Foreclosure and Sale..........................................  20
        SECTION 7.04     Mortgagee's Agents............................................  21
        SECTION 7.05     Judicial Foreclosure..........................................  21
        SECTION 7.06     Receiver......................................................  21
        SECTION 7.07     Foreclosure for Installments..................................  21
        SECTION 7.08     Separate Sales................................................  22
        SECTION 7.09     Possession of Mortgaged Property..............................  22
        SECTION 7.10     Occupancy After Acceleration..................................  22
        SECTION 7.11     Remedies Cumulative, Concurrent and Nonexclusive..............  23
        SECTION 7.12     No Release of Senior Secured Note Obligations.................  23
        SECTION 7.13     Release of and Resort to Collateral...........................  23
        SECTION 7.14     Waiver of Redemption, Notice and Marshalling of Assets........  24
        SECTION 7.15     Discontinuance of Proceedings.................................  24
        SECTION 7.16     Application of Proceeds.......................................  24
        SECTION 7.17     Uniform Commercial Code Remedies..............................  25
        SECTION 7.18     Indemnity.....................................................  25

ARTICLE VIII MISCELLANEOUS.............................................................  26
        SECTION 8.01     Instrument Construed as Mortgage, Etc.........................  26
        SECTION 8.02     Performance at Mortgagor's Expense............................  26
        SECTION 8.03     Survival of Senior Secured Note Obligations...................  26
        SECTION 8.04     Further Assurances............................................  26
        SECTION 8.05     Notices.......................................................  26
        SECTION 8.06     No Waiver.....................................................  26
        SECTION 8.07     Mortgagee's Right to Perform as Mortgagee's Expenditures......  27
        SECTION 8.08     Successors and Assigns........................................  27
        SECTION 8.09     Severability..................................................  27
        SECTION 8.10     Entire Agreement and Modification.............................  28
        SECTION 8.11     Applicable Law................................................  28
        SECTION 8.12     Satisfaction of Prior Encumbrance.............................  28
        SECTION 8.13     No Partnership................................................  28
        SECTION 8.14     Headings......................................................  29

        SECTION 8.15     Release of Mortgage...........................................  29
        SECTION 8.16     Limitation of Senior Secured Note Obligations with Respect to
                         Mortgaged Property............................................  29
        SECTION 8.17     Inconsistency with Indenture..................................  29
        SECTION 8.18     Limitation on Interest Payable................................  30
        SECTION 8.19     Covenants To Run With the Land................................  30
        SECTION 8.20     Amount Secured; Last Dollar...................................  30
        SECTION 8.21     Defense of Claims.............................................  30
        SECTION 8.22     Exculpation Provisions........................................  31
        SECTION 8.23     No Merger of Estates..........................................  31
        SECTION 8.24     Release Upon Transfer or Sale.................................  31
        SECTION 8.25     Counterparts..................................................  32

ARTICLE IX ADDITIONAL STATE SPECIFIC PROVISIONS........................................  32
        SECTION 9.01     Insurance.....................................................  32
        SECTION 9.02     Future Advances...............................................  32
        SECTION 9.03     Business Senior Secured Note Recital..........................  33
        SECTION 9.04     Waiver of Statutory Rights....................................  33
        SECTION 9.05     Protective Advances...........................................  33
        SECTION 9.06     Receiver......................................................  34
        SECTION 9.07     Available Defenses............................................  34

ARTICLE X INTERCREDITOR................................................................  35

EXHIBIT A - LEGAL DESCRIPTION

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

      THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (hereinafter, together with any and all amendments, supplements, modifications or restatements of any kind, referred to as this "Mortgage"), is made as of June 10, 2004, by D-M-E COMPANY, a Delaware corporation, with an address at 29111 Stephenson Highway, Madison Heights, Michigan, 48071 ("Mortgagor"), in favor of U.S. BANK NATIONAL ASSOCIATION, having an office at 425 Walnut Street, Cincinnati, Ohio 45202, as Trustee and Collateral Agent (in such capacity, together with its successors and assigns, "Mortgagee").

                                   RECITALS:

      WHEREAS, Mortgagor is the owner and holder of fee simple title in and to the Land (as hereinafter defined) described on Exhibit A attached hereto and made a part hereof;

      WHEREAS, on the date hereof, Mortgagor, Milacron Inc. ("Parent"), the Guarantors (as hereinafter defined; and Parent, each an "Obligor" and collectively, the "Obligors") and Mortgagee, in its capacity as Trustee, are parties to that certain indenture, dated as of May 26, 2004 (as the same may be amended, restated, modified, supplemented or otherwise changed and in effect from time to time, the "Indenture"), with respect to Parent's 11 1/2 % Senior Secured Notes due 2011 (the "Notes");

      WHEREAS, pursuant to the Indenture, Parent has issued the Notes to the Holders;

      WHEREAS, Mortgagor, as a subsidiary of Parent, derived direct economic benefit from the offering of the Notes and, in order to induce the Holders to purchase the Notes, Mortgagor and the other Guarantors have each executed a Guarantee;

      WHEREAS, it is a condition to the release of the proceeds from the offering of the Notes to Parent from the Escrow Account that Mortgagor grant to Mortgagee, on behalf of the Holders, a security interest in and a mortgage lien upon the Mortgaged Property (as hereinafter defined), to secure (a) the payment of all of the Senior Secured Note Obligations and (b) the performance of all terms, covenants, conditions, provisions, agreements and liabilities contained in this Mortgage, the Indenture, the Guarantee and the other Senior Secured Note Documents.

      NOW, THEREFORE, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees with Mortgagee as follows:

                                   ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 Terms Defined Above. As used in this Mortgage, the terms defined in the introductory paragraph to this Mortgage and in the Recitals set forth above shall have the meanings respectively assigned to such terms in such paragraph and Recitals.

      SECTION 1.02 Definitions. As used herein, the following terms shall have the following meanings:

      "Applicable UCC" means the Uniform Commercial Code as presently in effect in the State or Commonwealth where the Mortgaged Property is located.

      "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101, et. seq.), as amended, and any successor statute.

      "Buildings" means any and all buildings, structures, garages, utility sheds, workrooms, air conditioning towers, open parking areas and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

      "Collateral Agent" has the meaning assigned to such term in the Indenture.

      "Default" has the meaning assigned to such term in the Indenture.

      "Default Rate" shall mean the interest rate applicable pursuant to the Notes for any payment not paid when due.

      "Event of Default" has the meaning assigned to such term in Section 7.01 hereof.

      "Fixtures" means all materials, supplies, equipment, apparatus and other items now or hereafter acquired by Mortgagor and incorporated into the Mortgaged Property so as to constitute fixtures under the laws of the state or commonwealth in which such items are located.

      "Governmental Authority" means any nation or government, any Federal, state, city town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Governmental Requirements" means any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Mortgagor or the Mortgaged Property, including the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof.

      "Guarantors" has the meaning assigned to such term in the Indenture. "Guarantor" means any of the Guarantors.

      "Impositions" means any and all real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and any and all other taxes, charges and assessments, whether general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the ownership, use, occupancy, benefit or enjoyment thereof, together with any interest, costs or penalties that may become payable in connection therewith.

      "Indemnified Parties" means, with respect to any Person entitled to the benefit of an indemnity, such Person and its officers, directors, shareholders, partners, members, managers, employees, agents, representatives, attorneys, accountants and experts. The term "Indemnified Party" means any one of such Persons.

      "Land" means the real property or interest therein described in Exhibit A attached hereto, and all rights, titles and interests appurtenant thereto.

      "Leases" means any and all leases, master leases, subleases, licenses, concessions or other agreements (whether written or oral, and whether now or hereafter in effect) which grant to third Persons a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, together with all security and other deposits made in connection therewith and any guarantee of the obligations of the landlord or the tenant thereunder.

      "License" has the meaning assigned to such term in Section 3.02(a) hereof.

      "Lien" has the meaning assigned to such term in the Indenture.

      "Losses" means all obligations, damages, claims, causes of action, costs, fines, fees, charges, penalties, deficiencies, losses, diminutions in value, expenses (including court costs, fees and expenses of attorneys, accountants, consultants and other experts) and other liabilities, and, with respect to any indemnity, includes all attorneys' fees and expenses in connection with the enforcement and collection of such indemnity. The term "Loss" means any such Losses.

      "Mortgaged Property" means all of Mortgagor's right, title, interest and estate, whether now owned or hereafter acquired, in and to the Land, the Buildings, the Fixtures and the Personalty, together with:

      (a) all rights, privileges, tenements, hereditaments, rights-of-way, easements, air rights, development rights or credits, zoning rights, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, and all right, title and interest of Mortgagor, if any, in and to all rights, royalties and profits with respect to all minerals, coal, oil, gas and other substances of any kind or character on or underlying the Land, together with all right, title and interest of Mortgagor in and to all water and water rights (whether riparian, appropriative or otherwise and whether or not appurtenant);

      (b) all rights of Mortgagor (but not its obligations) under any contracts and agreements, including, without limitation, construction contracts and architectural agreements, relating to the Land, the Buildings, the Fixtures or the Personalty;

      (c) all of Mortgagor's right, title and interest in and to all permits, licenses, franchises, certificates, authorizations, consents, approvals and other rights and privileges (each, a "Permit") obtained in connection with the Land, the Buildings, the Fixtures or the Personalty or the use or operation thereof;

      (d) all of Mortgagor's right, title and interest in and to all plans and specifications, designs, schematics, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Land, the Buildings, the Fixtures or the Personalty;

      (e) all of Mortgagor's right, title and interest in and to all proceeds arising from or by virtue of the sale, lease or other disposition of the Land, the Buildings, the Fixtures or the Personalty or any part thereof or any interest therein or from the operation thereof;

      (f) all of Mortgagor's right, title and interest in and to all Leases now or hereafter in effect and all Rents, royalties, bonuses, issues, profits, revenues or other benefits arising from or attributable to the Land, the Buildings, the Fixtures or the Personalty;

      (g) all of Mortgagor's right, title and interest in and to all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions to the Land, the Buildings, the Fixtures or the Personalty and all reversions and remainders relating thereto;

      (h) all of Mortgagor's right, title and interest in and to any awards, remuneration, settlements or compensation now or hereafter made by any Governmental Authority pertaining to the Land, the Buildings, the Fixtures or the Personalty, including those arising from or attributable to any vacation of, or change of grade in, any streets affecting the Land or the Buildings;

      (i) all of Mortgagor's right, title and interest in and to any and all other security and collateral of any nature whatsoever, whether now or hereafter given, for the repayment, performance and discharge of the Senior Secured Note Obligations (as hereinafter defined);

      (j) all right to make all divisions under Section 108 of the Land Division Act, Act No. 288 of the Public Acts of 1967;

      (k) all of Mortgagor's right, title and interest in and to all awards, payments and proceeds of conversion, whether voluntary or involuntary, of any of the Land, the Buildings, the Fixtures, the Personalty or any of the property and rights described in the foregoing clauses (i) through (ix), including without limitation, all insurance, condemnation and tort claims, refunds of real estate taxes and assessments, rent claims and other obligations dischargeable in cash or cash equivalents; and

      (l) all other property and rights of Mortgagor of every kind and character relating to and/or used or to be used in connection with the foregoing, and all proceeds and products of any of the foregoing.

As used in this Mortgage, the term "Mortgaged Property" shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein.

      "Notes" has the meaning assigned to such term in the recitals to this Mortgage.

      "Obligors" has the meaning assigned to such term in the recitals to this Mortgage.

      "Permitted Liens" shall mean, collectively, the Permitted Liens and the Permitted Prior Liens, each as defined in the Indenture.

      "Person" has the meaning assigned to such term in the Indenture.

      "Personalty" means all of Mortgagor's right, title and interest in and to all furniture, furnishings, equipment, machinery, goods, general intangibles, money, insurance proceeds, contract rights, option rights, inventory, together with all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any Governmental Authority, boards, corporations, providers of utility services, public or private including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and all other personal property (other than Fixtures) of any kind or character), and including all such property that is now or hereafter located or to be located upon, within or about the Land and the Buildings, or which are or may be used in or related to the planning, development, financing or operation of the Mortgaged Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof.

      "Principal Balance" has the meaning assigned to such term in Section 7.02 hereof.

      "Rents" means all of the rents, revenues, income, proceeds, issues, profits, security and other types of deposits (after Mortgagor acquires title thereto), and other benefits paid or payable by parties (other than Mortgagor) for using, leasing, licensing, possessing, operating from, residing in, benefiting from or otherwise enjoying all or any part of the Land, the Buildings, the Fixtures and/or the Personalty.

      "Senior Secured Note Documents" has the meaning assigned to such term in the Indenture.

      "Senior Secured Note Obligations" has the meaning assigned to such term in the Indenture.

      SECTION 1.03 Terminology. Except as otherwise provided herein:

      (a) references to Articles and Sections shall mean the corresponding Article or Section of this Mortgage;

      (b) words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa, and the definitions of words used in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa;

      (c) the words "herein," "hereof," "hereunder," and other words of similar import when used in this Mortgage refer to this Mortgage as a whole, and not to any particular Article or Section; and

      (d) the words "includes" or "including" mean includes or including, without limitation.

      SECTION 1.04 Other Defined Terms. Any capitalized term used in this Mortgage and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.

                                   ARTICLE II

                       GRANT OF LIEN AND SECURITY INTEREST

      SECTION 2.01 Grant of Lien. To secure the full and timely payment, performance and discharge of all of the Senior Secured Note Obligations, Mortgagor hereby irrevocably GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS, MORTGAGES, CONVEYS AND CONFIRMS unto Mortgagee, WITH POWER OF SALE and right of entry and possession, for the use and benefit of Mortgagee, as Collateral Agent and Trustee pursuant to the Indenture, all right, title, interest and estate in, to and under the Mortgaged Property, subject, however, to the Permitted Liens; TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, subject to the terms and conditions of this Mortgage, with POWER OF SALE, forever, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Mortgagor shall pay

(or cause to be paid) and perform and discharge (or cause to be performed and discharged) all of the Senior Secured Note Obligations on or before the date on which the same are to be paid, performed and discharged, then the Liens, estates and rights granted by this Mortgage shall cease and terminate.

      SECTION 2.02 Grant of Security Interest. This Mortgage shall be construed as a mortgage on the Land and the Buildings and it shall also constitute and serve as a "security agreement" within the meaning of, and shall constitute a security interest under, the Applicable UCC with respect to the Personalty and the Fixtures. To this end, Mortgagor by these presents does GRANT, BARGAIN, CONVEY, ASSIGN, SELL, TRANSFER AND SET OVER unto Mortgagee, as Collateral Agent and Trustee pursuant to the Indenture, a security interest in all of Mortgagor's right, title and interest in, to and under the Personalty and the Fixtures, to secure the full and timely payment, performance and discharge of the Senior Secured Note Obligations. Mortgagor hereby consents to Mortgagee filing and recording financing statements (and continuations thereof) with the appropriate filing and recording offices in order to perfect (and maintain the perfection of) the security interests granted herein.

      SECTION 2.03 No Obligation of Mortgagee. The assignment and security interest herein granted to Mortgagee shall not be deemed or construed to constitute Mortgagee as a mortgagee-in-possession of the Mortgaged Property, obligate Mortgagee to lease the Mortgaged Property or attempt to do the same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever.

      SECTION 2.04 Fixture Filing. Without in any manner limiting the generality of any of the other provisions of this Mortgage: (a) some portions of the goods described or to which reference is made herein are or are to become fixtures on the Land described or to which reference is made herein or on Exhibit A attached to this Mortgage; (b) this Mortgage is to be filed of record in, among other places, the real estate records of the county in which the Land is located as a financing statement and shall constitute a "financing statement" and a "fixture filing" for purposes of the Applicable UCC covering all fixtures; and (c) Mortgagor is the record owner of the real estate or interests in the real estate constituting the Mortgaged Property hereunder. Information concerning the security interest herein granted may be obtained at the addresses set forth on the first page hereof. The addresses of the Secured Party (Mortgagee) and of the Debtor (Mortgagor) are set forth on the first page hereof. In that regard, the following information is provided:

      Name of Debtor:                    D-M-E Company

      Type of Organization:              Corporation

      State of Incorporation:            Delaware

      FEIN:                              31-1453086

      Organizational ID Number:          2580409

      Name of Secured Party:             U.S. Bank National Association

      Address of Secured Party:        425 Walnut Street, Cincinnati, Ohio 45202

      SECTION 2.05 Future Advances. It is the intention of Mortgagor and Mortgagee that this Mortgage (as renewed and extended from time to time) shall secure future advances and readavances, and the lien and security interest created by this Mortgage shall attach upon execution and have priority from the time of recording as to all advances, whether obligatory or discretionary, until this Mortgage is released of record.

                                  ARTICLE III

                         ASSIGNMENT OF LEASES AND RENTS

      SECTION 3.01 Assignment. For Ten Dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Indenture, the receipt and sufficiency of which are hereby acknowledged and confessed, Mortgagor has presently, absolutely and irrevocably GRANTED, BARGAINED, SOLD, ASSIGNED, TRANSFERRED, CONVEYED and CONFIRMED, and by these presents does presently, absolutely and irrevocably GRANT, BARGAIN, SELL, ASSIGN, TRANSFER, CONVEY and CONFIRM, unto Mortgagee, as Collateral Agent and Trustee pursuant to the Indenture, as security for the payment, performance and discharge of the Senior Secured Note Obligations, all of the Leases and Rents (if any), subject only to the Permitted Liens applicable thereto and the License (as hereinafter defined); TO HAVE AND TO HOLD the Leases and the Rents unto Mortgagee, forever, and Mortgagor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Leases and the Rents unto Mortgagee against every Person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that if Mortgagor shall pay (or cause to be paid) and perform and discharge (or cause to be performed and discharged) all of the Senior Secured Note Obligations on or before the date on which the same are to be paid, performed and discharged, then this assignment shall terminate, and all rights, titles and interests conveyed pursuant to this assignment shall become vested in Mortgagor.

      SECTION 3.02 Revocable License.

      (a) Mortgagee hereby grants to Mortgagor a revocable license (the "License"), nonexclusive with the rights of Mortgagee reserved in Sections 3.02(b), 3.04 and 3.05 hereof, to exercise and enjoy all incidences of the status of a lessor under the Leases and the Rents, including, without limitation, the right to collect, demand, sue for, attach, levy, recover and receive the Rents and to give proper receipts, releases and acquittances therefor. Mortgagor hereby agrees to receive all Rents and hold the same as a trust fund to be applied, and to apply the Rents so collected, except to the extent otherwise provided in the Indenture, first to the payment, performance and discharge of the Senior Secured Note Obligations and then to the payment of the Impositions. Thereafter, Mortgagor may use the balance of the Rents collected in any manner not inconsistent with the Senior Secured Note Documents.

      (b) If an Event of Default shall occur and be continuing, the License shall immediately and automatically terminate without the necessity of any action by Mortgagee or any other Person, and Mortgagee shall have the right in such event to exercise the rights and remedies provided under this Mortgage or otherwise available to Mortgagee under applicable law. Upon demand by Mortgagee at any time that an Event of Default shall have occurred and be continuing, Mortgagor shall promptly pay to Mortgagee all security deposits under the Leases and all Rents allocable to any period commencing from and after the occurrence of such Event of Default. Any Rents received hereunder by Mortgagee shall be applied and disbursed to the payment, performance and discharge of the Senior Secured Note Obligations, subject to the terms of the Indenture; provided, however, that, subject to any applicable requirement of law, any security deposits actually received by Mortgagee shall be held, applied and disbursed as provided in the applicable Leases.

      SECTION 3.03 Enforcement of Leases. Mortgagor shall (a) submit any and all proposed Leases (including subleases provided to Mortgagor for approval) to Mortgagee for approval prior to the execution thereof or consent thereto, as applicable; (b) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon the lessor under any Lease; (c) maintain each Lease in full force and effect during the term thereof; (d) provide Mortgagee with prompt notice of each notice of default sent to a tenant under a Lease, provide Mortgagee with prompt notice of each notice of default received from (or relating to) a tenant under a Lease, and otherwise promptly reasonably indicate that a material default or termination of a Lease may occur (other than by reason of the expiration of the term of such Lease); (e) appear in and defend any action or proceeding in any manner connected with any of the Leases; (f) deliver to Mortgagee true and complete copies of all Leases; and (g) deliver to Mortgagee all such further information, and execute and deliver to Mortgagee such further assurances and assignments, with respect to the Leases as Mortgagee may from time to time reasonably request. Without Mortgagee's prior written consent, Mortgagor shall not (i) do or knowingly permit to be done anything to materially impair the value of any of the Leases; (ii) except for security or similar deposits, collect any of the Rent more than one (1) month in advance of the time when the same becomes due under the terms of any Lease; (iii) discount any future accruing Rents; (iv) materially amend or modify, or accept the surrender of or terminate any of the Leases; or (v) assign or grant a security interest in or to the License or any of the Leases or Rents.

      SECTION 3.04 Direction to Tenants. Upon and at any time following the occurrence and during the continuance of an Event of Default, Mortgagor hereby authorizes and directs, and shall, at the direction of Mortgagee, further authorize and direct, in writing, the tenant under each Lease to pay directly to, or as directed by, Mortgagee all Rents accruing or due under its Lease, without proof to the tenant of the occurrence and continuance of such Event of Default. Mortgagor hereby authorizes the tenant under each Lease to rely upon and comply with any notice or demand from Mortgagee for payment of Rents to Mortgagee, and Mortgagor shall have no claim against any tenant for Rents paid by such tenant to Mortgagee pursuant to such notice or demand. All Rents actually collected by Mortgagee pursuant to this Section 3.04 shall be applied in accordance with the Indenture.

      SECTION 3.05 Appointment of Attorney-in-Fact.

      (a) Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact, coupled with an interest, of Mortgagor and Mortgagor hereby confers upon Mortgagee the right, in the name, place and stead of Mortgagor, to, upon the occurrence and during the continuance of an Event of Default, demand, sue for, attach, levy, recover and receive any of the Rents and any premium or penalty payable upon the exercise by any third Person under any Lease of a privilege of cancellation originally provided in such Lease and to give proper receipts, releases and acquittances therefor and, after deducting expenses of collection, to apply the net proceeds as provided in the Indenture. Mortgagor hereby authorizes and directs any such third Person to deliver such payment to Mortgagee in accordance with this Article III, and Mortgagor hereby ratifies and confirms all that its said attorney-in-fact, the Mortgagee, shall do or cause to be done in accordance with this Mortgage and by virtue of the powers granted hereby. The foregoing appointment is irrevocable and continuing, and such rights, powers and privileges shall be exclusive in Mortgagee, and its successors and assigns, so long as any part of the Senior Secured Note Obligations remains unpaid or unperformed and undischarged.

      (b) Mortgagor hereby constitutes and appoints Mortgagee the true and lawful attorney-in-fact, coupled with an interest, of Mortgagor and Mortgagor hereby confers upon Mortgagee the right, in the name, place and stead of Mortgagor, to subject and subordinate at any time and from time to time any Lease or any part thereof to the lien, assignment and security interest of this Mortgage and to the terms hereof, or to any other mortgage, deed of trust, assignment or security agreement, or to any ground lease or surface lease, with respect to all or a portion of the Mortgaged Property, or to request or require such subordination, where such reservation, option or authority was reserved to Mortgagor under any such Lease, or in any case where Mortgagor otherwise would have the right, power or privilege so to do. The foregoing appointment is irrevocable and continuing, and such rights, powers and privileges shall be exclusive in Mortgagee, and its successors and assigns, so long as any part of the Senior Secured Note Obligations remains unpaid or unperformed and undischarged. Mortgagor hereby represents and warrants that it has not at any time prior to the date hereof exercised (or appointed any Person as attorney-in-fact to exercise) any of the rights described in this Section 3.05, and Mortgagor hereby covenants not to exercise (or appoint any other Person as attorney-in-fact to exercise) any such right, nor (except at Mortgagee's written request) to subordinate any such Lease to the lien of this Mortgage or to any other mortgage, deed of trust, assignment or security agreement or to any ground lease or surface lease.

      SECTION 3.06 No Liability of Mortgage. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of Mortgagee or any Person exercising the rights of Mortgagee or any Holder hereunder shall be construed to: (a) be an assumption by Mortgagee or any such Person or to otherwise make Mortgagee or such Person liable or responsible for the performance of any of the obligations of Mortgagor under or with respect to the Leases or for any Rent, security deposit or other amount delivered to Mortgagor, provided that Mortgagee or any such Person exercising the rights of Mortgagee shall be accountable for any Rents, security deposits or other amounts actually received by Mortgagee or such Person, as the case may be; or (b) obligate Mortgagee or any such Person to take any action under or with respect to the Leases or with respect to the Mortgaged Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Mortgaged Property, to appear in or defend any action or proceeding relating to the Leases or the Mortgaged Property, to constitute Mortgagee as a mortgagee-in-possession (unless Mortgagee actually enters and takes possession of the Mortgaged Property), or to be liable in any way for any injury or damage to Persons or property sustained by any Person in or about the Mortgaged Property, other than to the extent caused by the gross negligence or willful misconduct of Mortgagee or any Person exercising the rights of Mortgagee hereunder.

      SECTION 3.07 Mortgagor's Indemnities. Mortgagor hereby agrees to protect, indemnify and hold harmless Mortgagee and each Indemnified Party from and against any and all Losses which Mortgagee or Indemnified Party may incur under or by reason of this Article III, or for any action taken by Mortgagee or such Indemnified Party hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Mortgagee or Indemnified Party arising out of the Leases, including, without limitation, any claim by any third Person for credit on account of Rents paid to and received by Mortgagor, but not delivered to Mortgagee or its agents, representatives or employees, for any period under any Lease more than one (1) month in advance of the due date thereof. The foregoing indemnity shall include, in any case, such Loss as may result from the ordinary negligence of Mortgagee or Indemnified Party, but not any such Loss that is caused by the gross negligence or willful misconduct of Mortgagee or Indemnified Party. In the event that Mortgagee or any Indemnified Party incurs any Losses covered by the indemnity set forth in this Section 3.07, the amount thereof, including reasonable attorneys' fees, with interest thereon at the Default Rate, shall be payable by Mortgagor to Mortgagee within ten (10) days after demand therefor, and shall be secured hereby and by all other security for the payment and performance of the Senior Secured Note Obligations, including, without limitation, the lien and security interest of this Mortgage. The liabilities of Mortgagor as set forth in this Section 3.07 shall survive the termination of this Mortgage and the repayment of the Senior Secured Note Obligations.

      SECTION 3.08 No Modification of Mortgagor's Obligations. Nothing herein contained shall modify or otherwise alter the obligation of Mortgagor to make prompt payment of all Senior Secured Note Obligations as and when the same become due, regardless of whether the Rents described in this Article III are sufficient to pay the Senior Secured Note Obligations, and the security provided to Mortgagee pursuant to this Article III shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Senior Secured Note Obligations.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Mortgagor hereby unconditionally represents and warrants to Mortgagee as follows:

      SECTION 4.01 Title to Mortgaged Property and Lien of this Mortgage. Except as to Permitted Liens, Mortgagor has good, marketable and indefeasible fee simple title to the Land and the Buildings, and has good, marketable and indefeasible title to the Fixtures, the Personalty and the other Mortgaged Property. The Mortgaged Property is free and clear of any and all Liens, charges, encumbrances, security interests and adverse claims whatsoever, except for all

Liens, charges, encumbrances, security interests and adverse claims specifically identified as exceptions in the policy of title insurance accepted by Mortgagee in connection herewith.

      SECTION 4.02 Taxes and Other Payments. All Federal and material foreign, state and local tax returns and other reports required by applicable law to be filed by Mortgagor have been filed, or extensions have been obtained and all taxes and other Impositions imposed upon Mortgagor or the Mortgaged Property and which have become due and payable on or prior to the date hereof have been paid, except such taxes, assessments and governmental charges in an aggregate amount not exceeding $0 or to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves, if any, have been set aside for the payment thereof on Mortgagor's financial statements to the extent required by and in accordance with GAAP. Mortgagor has no actual knowledge of any basis for any additional assessment or charge in respect of any such taxes or other Impositions. Mortgagor has paid or will pay in the ordinary course of business in full all sums owing or claimed for labor, material, supplies, personal property (whether or not forming a Fixture hereunder) and services of every kind and character used, furnished or installed in or on the Mortgaged Property.

      SECTION 4.03 Power to Create Lien and Security. Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a Lien and security interest in all of the Mortgaged Property in the manner and form herein provided and without obtaining the authorization, approval, consent or waiver of any grantor, lessor, sublessor, Governmental Authority or other Person whomsoever.

      SECTION 4.04 Senior Secured Note Documents and Indenture. Mortgagor has received a copy of and is fully familiar with the terms and provisions of the Indenture and the other Senior Secured Note Documents. All representations and warranties made by Mortgagor in the Indenture and the other Senior Secured Note Documents are incorporated herein by reference and are hereby made by Mortgagor as to itself and the Mortgaged Property as though such representations and warranties were set forth at length herein as the representations and warranties of Mortgagor.

      SECTION 4.05 Compliance with Laws. All of the improvements on the Land (i) comply with all material requirements of all applicable laws and ordinances with respect to zoning, subdivision, construction, building and land use, including, without limitation, requirements with respect to parking, access and certificates of occupancy (and similar certificates) and (ii) comply with, and shall remain in compliance with, applicable health, fire and building codes. All of the Buildings lie wholly within the boundaries and building restriction lines of the Land. No improvements on adjoining properties encroach upon the Land, and no easements or other encumbrances upon the Land encroach upon or under any of the Buildings or any portion of the Mortgaged Property. All of the Buildings and the use of the Mortgaged Property materially comply with, and shall remain in material compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Mortgaged Property have been obtained and are in full force and effect. Mortgagor has not received any notice of, or other communication with respect to, an alleged violation with respect to any of the foregoing.

      SECTION 4.06 No Condemnation. No part of any property subject to this Mortgage has been taken in condemnation or other like proceeding nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Mortgaged Property.

      SECTION 4.07 Flood Zone. The Land is not located in an area identified by the Federal Emergency Management Agency ("FEMA") as having special flood hazards or if the Land or any part thereof is identified by the Federal Emergency Management Agency as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), then Mortgagor has obtained the insurance required under Section 5.04(a)(v) of this Mortgage.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

      Mortgagor hereby unconditionally covenants and agrees with Mortgagee as follows:

      SECTION 5.01 Lien. Except as otherwise expressly provided in the Indenture, Mortgagor shall not place, or permit to be placed, or otherwise mortgage, hypothecate or encumber the Mortgaged Property, or any portion thereof or interest therein, with any other Lien or security interest of any nature whatsoever (statutory, constitutional or contractual), other than Permitted Liens, regardless of whether such Lien or security interest is inferior to the Lien and security interest created by this Mortgage, and, if any such Lien or security interest is asserted against the Mortgaged Property, Mortgagor shall promptly, at its own cost and expense, (a) pay the underlying claim in full (except for so long as such claim is being contested by Mortgagor in good faith and as and to the extent permitted in accordance with the terms of the Indenture) or take such other action as may be necessary to cause the same to be released of record and otherwise, and (b) within five (5) days after the date on which such Lien or security interest is so asserted, give Mortgagee notice of such Lien or security interest. Such notice shall specify who is asserting such Lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted Lien or security interest.

      SECTION 5.02 Payment of Impositions. Mortgagor shall duly pay and discharge, or cause to be paid and discharged, all Impositions not later than the due date thereof, or the day on which any fine, penalty, interest or cost may be added thereto or imposed, or the day on which any Lien may be filed for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that Mortgagor may, if permitted by applicable law and if such installment payment would not create or permit the filing of a Lien against the Mortgaged Property, pay the Impositions in installments. Notwithstanding the foregoing, Mortgagor may in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment, subject to any more restrictive provisions applicable to any such contest contained in the Indenture and (without limiting the foregoing) so long as (a) such contest is diligently pursued, (b) Mortgagee determines, in its opinion reasonably exercised, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Mortgaged Property or any part thereof or any interest of Mortgagee therein, and (c) unless expressly provided to the contrary in the Indenture, prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits with Mortgagee an amount determined by Mortgagee to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final (and, subject to Mortgagee's rights and remedies during an Event of Default, Mortgagee shall make any sum deposited pursuant to clause (c) above available for such payment); and provided, further, that in any event each such contest shall be concluded, the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Mortgaged Property may be sold, lost or forfeited.

      SECTION 5.03 Repair. Mortgagor shall keep the Mortgaged Property in good order and condition (reasonable wear and tear excepted) and shall make all repairs, replacements and improvements thereof and thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, which are necessary to keep the same in such order and condition. Mortgagor shall also use reasonable efforts to prevent any act or occurrence which might impair the value or usefulness of the Mortgaged Property for its intended usage.

      SECTION 5.04 Insurance and Application of Insurance Proceeds.

      (a) During the term of this Mortgage, Mortgagor, at its sole cost and expense, shall maintain, or cause to be maintained the following policies of insurance, with respect to the Mortgaged Property:

            (i) Casualty (property) insurance against loss or damage by fire, lightning and such other perils as are included in a standard "special form" policy (formerly known as an "all-risk" endorsement policy), and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, terrorist actions, vandalism, malicious mischief, burglary and theft, in an amount equal to the greater of (A) the then full replacement cost of the improvements, without deduction for physical depreciation and (B) such amount that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance required under this Section 5.04 shall contain a "Replacement Cost" endorsement with a waiver of depreciation and an "Agreed Amount" or "No Coinsurance" endorsement and shall otherwise comply with the Indenture.

            (ii) Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverages for broad form property damage, contractual damages and personal injuries (including death resulting therefrom) and containing minimum limits per occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate for any policy year with no deductible.

            (iii) Rental loss and/or business interruption insurance in an amount equal to the estimated gross revenues from the operations of the Mortgaged Property for a period of twelve (12) months.

            (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed on the improvements (without exclusion for explosions).

            (v) Flood insurance if all or any portion of the Mortgaged Property is located in an area now or hereafter designated by the Federal Emergency Management Agency, as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), and in which flood insurance has been made available under the U.S. National Flood Insurance Program, in an amount equal to the full replacement cost of the Buildings, Fixtures and Personalty now or hereafter located on the Mortgaged Property or such other amount as may be agreed to by Mortgagee in writing.

            (vi) If the Mortgaged Property is or ever becomes non-conforming with respect to zoning, ordinance or law coverage to compensate for loss of value or property resulting from operation of law and the cost of demolition and the increased cost of construction in such amounts as may be requested by Mortgagee.

            (vii) Any other insurance with respect to the Mortgaged Property that may be required under the Indenture.

            (viii) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests.

      (b) All such insurance policies with respect to the Mortgaged Property shall contain a standard, non-contributory mortgagee clause naming Mortgagee and its successors and assigns, as an additional insured under all liability insurance policies, as the mortgagee and loss payee on all property insurance policies, and as the sole loss payee on all rental loss or business interruption insurance policies. Mortgagor shall not take out separate insurance with respect to the Mortgaged Property concurrent in form or contributing in the event of loss with that required to be maintained hereunder or under the Indenture unless Mortgagee is named an additional insured thereon under a standard mortgagee clause acceptable to Mortgagee and each such policy is otherwise in form and substance acceptable to Mortgagee.

      (c) In the event of the foreclosure of this Mortgage, or in the event of any transfer of title to the Mortgaged Property, or any part thereof, by foreclosure sale or by power of sale or deed in lieu of foreclosure, the purchaser of the Mortgaged Property, or such part thereof, shall succeed to all of Mortgagor's rights with respect to the Mortgaged Property, including any rights to unexpired, unearned or returnable insurance premiums, subject to limitations on the assignment of blanket policies, but limited to such rights as relate to the Mortgaged Property or such part thereof. If Mortgagee acquires title to the Mortgaged Property, or any part thereof, in any manner, Mortgagee shall thereupon (as between Mortgagor and Mortgagee) become the sole and absolute owner of the insurance policies with respect to the Mortgaged Property, and all insurance proceeds payable thereunder with respect to the Mortgaged Property, with the sole right to collect and retain all unearned or returnable premiums thereon with respect to the Mortgaged Property, or such part thereof, if any.

      (d) If any damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property shall occur, Mortgagor shall file and prosecute its claim or claims for any insurance proceeds in good faith and with due diligence and cause the same to be collected and paid over to Mortgagee, and Mortgagor hereby irrevocably authorizes and empowers Mortgagee, in the name of Mortgagor or otherwise, to collect and receipt for any such insurance proceeds and to adjust any insurance claims and to file and prosecute such claim or claims, and although it is hereby expressly agreed that the same shall not be necessary in any event, Mortgagor shall, upon demand of Mortgagee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such insurance proceeds to Mortgagee, free and clear of any Liens whatsoever. Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's attorney-in-fact for each such purpose (which appointment is coupled with an interest) and authorizes any Person to act upon the foregoing appointment.

      (e) Following any damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property, Mortgagee shall apply the entire amount of any insurance proceeds in accordance with the provisions of the Indenture or, if there is no provision contained in the Indenture governing how the same are to be applied, then Mortgagee shall apply the entire amount thereof to the payment of the Senior Secured Note Obligations, whether or not then due and payable, in such manner and order as Mortgagee may elect, unless expressly provided to the contrary in the Indenture, Mortgagor hereby covenants and agrees to promptly commence and to diligently prosecute the restoration of the Mortgaged Property upon the occurrence of any casualty loss affecting the Mortgaged Property, without regard to the availability or adequacy of insurance proceeds, but in all events in a manner approved by Mortgagee. Notwithstanding any damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property, Mortgagor shall continue to pay the Senior Secured Note Obligations at the time and in the manner provided for in the Indenture and the other Senior Secured Note Documents until the Senior Secured Note Obligations have been paid in full. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such insurance proceeds, Mortgagee shall have the right, whether or not a deficiency judgment on any Senior Secured Note Document shall have been sought, recovered or denied, to receive such insurance proceeds, or a portion thereof sufficient to pay the then unpaid Senior Secured Note Obligations, whichever is less.

      SECTION 5.05 Condemnation and Application of Condemnation Proceeds.

      (a) Promptly upon its obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation or other taking of the Mortgaged Property, or any portion thereof or interest therein, Mortgagor shall notify Mortgagee of such proceeding. Mortgagor shall then, if requested by Mortgagee, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall, subject to the terms of the Indenture, cause any awards or settlements to be paid over to Mortgagee for disposition pursuant to the terms of this Mortgage. Mortgagee shall be entitled to participate in any such proceeding, at Mortgagor's sole cost and expense, and Mortgagor shall deliver or cause to be delivered to Mortgagee such instruments as may be requested by Mortgagee from time to time to permit such participation.

      (b) If the Mortgaged Property or any part thereof is taken or diminished in value, or if a consent settlement is entered by or under threat of such proceeding, the award or settlement payable to Mortgagor by virtue of its interest in the Mortgaged Property shall be, and by these presents is, assigned, transferred and set over unto Mortgagee to be held by Mortgagee, subject to the Lien and security interest of this Mortgage, and disbursed in accordance with the provisions of the Indenture or, if there is no provision contained in the Indenture governing how the same is to be disbursed, then Mortgagee shall apply the entire amount thereof (i) in the event of a partial taking, first to the restoration of that part of the Mortgaged Property not taken and then to the payment of the Senior Secured Note Obligations, and (ii) in the event of a total taking, to the payment of the Senior Secured Note Obligations, in both cases of
(i) and (ii), whether or not then due and payable, in such manner and order as Mortgagee may elect. In all events, unless otherwise expressly provided to the contrary in the Indenture, Mortgagor hereby covenants and agrees to commence and diligently to prosecute the restoration of the Mortgaged Property upon the occurrence of any condemnation or other taking affecting the Mortgaged Property, without regard to the availability or adequacy of any award or settlement. Notwithstanding any condemnation or other taking of any of the Mortgaged Property, Mortgagor shall continue to pay the Obligations at the time and in the manner provided for in the Indenture and the other Senior Secured Note Documents, and the Senior Secured Note Obligations shall not be reduced until, and then only to the extent that, any condemnation award or settlement shall have been actually received and applied by Mortgagee to the discharge of the Senior Secured Note Obligations. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such condemnation award or settlement, Mortgagee shall have the right, whether or not a deficiency judgment on any Senior Secured Note Document shall have been sought, recovered or denied, to receive such condemnation award or settlement, or a portion thereof sufficient to pay the Senior Secured Note Obligations, whichever is less.

      SECTION 5.06 Maintenance of Rights-of-Way, Easements, Licenses and Other Rights. Mortgagor shall maintain, preserve and renew all rights-of-way, easements, tenements, hereditaments, development rights and credits, zoning rights, grants, privileges, appurtenances, licenses, franchises and other rights reasonably necessary for the use or operation of the Mortgaged Property from time to time, or otherwise relevant to the value thereof, and Mortgagor shall not, without the prior written consent of Mortgagee, initiate, join in or consent to any private restrictive covenant or other public or private restriction as to the present or future use or operation of the Mortgaged Property. Mortgagor shall, however, comply with all restrictive covenants which may at any time affect the Mortgaged Property, all applicable zoning ordinances and all other public or private restrictions relating to the use of the Mortgaged Property.

      SECTION 5.07 Payment and Performance of Senior Secured Note Obligations. Mortgagor shall duly and punctually pay and perform all of the Senior Secured Note Obligations as and to the extent and in the manner set forth in the Indenture.

      SECTION 5.08 Compliance with Permitted Liens and Other Obligations. Mortgagor shall comply in all material respects with any and all obligations, restrictions and requirements that may be set forth in each and every document constituting a Permitted Lien as and to the extent and in the manner set forth in the Indenture.. In addition, Mortgagor shall comply in all material respects with each and every obligation legally imposed upon it and/or relating to the Mortgaged Property pursuant to applicable law (including, without limitation, all matters described in Section 4.05 hereof), contract or other agreement. It is hereby acknowledged that Mortgagee's consent to a Permitted Lien as of the date hereof shall in no way be deemed to constitute approval of any future Lien which may be imposed upon any portion of the Mortgaged Property, or any other enforcement action affecting Mortgagor or the Mortgaged Property, as a result of Mortgagor's failure to perform or comply with its obligations under any document constituting a Permitted Lien as of the date hereof.

      SECTION 5.09 Additional Affirmative Covenants. All affirmative covenants made by the Parent or Guarantors or any of them in the Indenture and the other Senior Secured Note Documents are incorporated herein by reference and are hereby also made by Mortgagor as to itself and the Mortgaged Property as though such affirmative covenants were set forth at length herein as the affirmative covenants of Mortgagor.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      Mortgagor hereby covenants and agrees with Mortgagee that, until all of the Senior Secured Note Obligations shall have been paid or performed in full and discharged:

      SECTION 6.01 Use Violations. Mortgagor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner which (a) violates in any material respect any Governmental Requirement, (b) may be dangerous unless safeguarded as required by applicable law, (c) constitutes a public or private nuisance, or (d) makes void, voidable or cancelable, or increases, substantially in excess of commercially reasonably rates, the premium of, any insurance then in force with respect thereto.

      SECTION 6.02 Waste. Mortgagor shall not commit or permit any waste with respect to the Mortgaged Property.

      SECTION 6.03 Alterations. Mortgagor shall notify Mortgagee, in writing and in advance, with respect to all proposed alterations, improvements or additions to the Mortgaged Property which are of a material nature, and, unless and to the extent otherwise expressly provided in the Indenture, Mortgagor shall not effect any material alteration, improvement or addition to the Mortgaged Property without the prior written consent of Mortgagee.

      SECTION 6.04 No Further Encumbrances. Mortgagor shall not, without the prior written consent of Mortgagee, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, pledge, Lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement with respect to, the Mortgaged Property, or any portion thereof or interest therein, other than the Permitted Liens, regardless of whether the same are subordinate to the Lien(s) and security interest(s) created by this Mortgage.

      SECTION 6.05 Transfer Restrictions. Mortgagor shall not sell, lease, assign, transfer or otherwise dispose of or abandon all or any part of the Mortgaged Property (or any interest therein), except as expressly permitted by, and in accordance with the terms of, the Indenture.

      SECTION 6.06 Senior Secured Note Documents and Indenture; Additional Negative Covenants. Mortgagor has received a copy of and is fully familiar with the terms and provisions of the Indenture and the other Senior Secured Note Documents. All negative covenants made by the Parent or Guarantors or any of them in the Indenture and the other Senior Secured Note Documents are incorporated herein by reference and are hereby also made by Mortgagor as to itself and the Mortgaged Property as though such negative covenants were set forth at length herein as the negative covenants of Mortgagor.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

      SECTION 7.01 Event of Default. The "Events of Default" set forth in
Section 6.01 of the Indenture are hereby incorporated herein as if fully set forth herein, and, without limiting the generality of the foregoing, the occurrence of an "Event of Default" under the Indenture or any other Senior Secured Note Document shall constitute an "Event of Default" hereunder.

      SECTION 7.02 Acceleration. Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights, powers or remedies conferred herein or by operation of law, Mortgagee, in its sole judgment and discretion, may declare the then unpaid principal balance remaining under the Senior Secured Notes (the "Principal Balance"), the accrued interest thereon and any other accrued but unpaid portion of the Senior Secured Note Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Mortgagor.

      SECTION 7.03 Foreclosure and Sale. If an Event of Default shall occur and be continuing, Mortgagee shall have the right and option to take possession of the Mortgaged Property and/or proceed with foreclosure and to sell, to the extent and in the manner permitted by applicable law, all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places, in such manner and upon such notice as may be required by applicable law, or, in the absence of any such requirement, as Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one county, notice as above provided shall be posted and filed in all such counties (if such notices are required by applicable law), and all such Mortgaged Property may be sold in any such county and any such notice shall designate the county where such Mortgaged Property is to be sold. Nothing contained in this Section 7.03 shall be construed so as to limit in any way Mortgagee's rights to sell the Mortgaged Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor (coupled with an interest) and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver, and to do and perform any other acts or things which Mortgagor ought to do and perform under the covenants herein contained and, generally, to use the name of Mortgagor in the exercise of any of the powers hereby conferred on Mortgagee. At any such sale: (a) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Mortgagee to have physically present, or to have constructive possession of, the Mortgaged Property (Mortgagor hereby covenanting and agreeing to deliver to Mortgagee any portion of the Mortgaged Property not actually or constructively possessed by Mortgagee immediately upon demand by Mortgagee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale; (b) each instrument of conveyance executed by Mortgagee shall contain a general warranty of title, binding upon Mortgagor and its successors and assigns; (c) each and every recital contained in any instrument of conveyance made by Mortgagee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment and/or nonperformance of the Senior Secured Note Obligations and advertisement and conduct of such sale in the manner provided herein and otherwise required by applicable law; (d) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed; (e) the receipt of Mortgagee, or of such other Person or officer making the sale, shall be a sufficient discharge to the purchaser for its purchase money and neither such purchaser nor its assigns or personal representatives shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof; (f) to the fullest extent permitted by applicable law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, estate, claim and demand whatsoever, either at law or in equity (including any statutory or common law right of redemption, which is hereby waived to the fullest extent permitted by applicable law), in and to the property sold in any such event, and such sale shall be a perpetual bar, both at law and in equity, against Mortgagor and any and all other Persons claiming by, through or under Mortgagor; and (g) to the extent and under such circumstances as are permitted by applicable law, Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the then unpaid Senior Secured Note Obligations to the amount of its bid (in the order of priority set forth in Section 7.16 hereof) in lieu of cash payment. Each remedy provided in this instrument is distinct from and cumulative with all other rights and remedies provided hereunder or afforded by applicable law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.

      SECTION 7.04 Mortgagee's Agents. Mortgagee may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of Mortgagee.

      SECTION 7.05 Judicial Foreclosure. If any Event of Default shall occur and be continuing, Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction, or for the enforcement of any other appropriate legal or equitable remedy.

      SECTION 7.06 Receiver. If any Event of Default shall occur and be continuing, Mortgagee may apply for and obtain as a matter of right and without notice to Mortgagor, which notice is hereby expressly waived by Mortgagor, the appointment of a receiver to collect the Rents of the Mortgaged Property and to preserve the security hereof, either before or after any foreclosure sale or the sale of the Mortgaged Property under the order of a court or courts of competent jurisdiction or under executory or other legal process, without regard to the value of the Mortgaged Property as security for the amount then due to Mortgagee, or the solvency of any entity or entities, person or persons primarily or secondarily liable for the payment of such amounts; the Rents of the Mortgaged Property, in any such event, having heretofore been assigned to Mortgagee pursuant to Section 3.01 as additional security for the payment of the Senior Secured Note Obligations secured hereby. Any money advanced by Mortgagee in connection with any such receivership shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall be subject to the provisions of Section 8.07(b) hereof.

      SECTION 7.07 Foreclosure for Installments. To the extent allowed by applicable law, Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Senior Secured Note Obligations which have not been paid when due, either through the courts or otherwise, by non-judicial power of sale in satisfaction of the matured but unpaid portion of the Senior Secured Note Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest due. Such sale may be made subject to the unmatured portion of the Senior Secured Note Obligations, and any such sale shall not in any manner affect the unmatured portion of the Senior Secured Note Obligations, but as to such unmatured portion of the Senior Secured Note Obligations this Mortgage shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Senior Secured Note Obligations, it being the intent and purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Senior Secured Note Obligations without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Senior Secured Note Obligations.

      SECTION 7.08 Separate Sales. To the extent allowed by applicable law, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

      SECTION 7.09 Possession of Mortgaged Property. Mortgagor agrees to the full extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and be continuing, then, and in every such case, Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Mortgaged Property in the possession of Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude Mortgagor, its successors or assigns, and all Persons claiming by, through or under Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, Mortgagee may use, administer, manage, operate and control the Mortgaged Property and conduct the business thereof to the same extent as Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of Mortgagor, in the name, place and stead of Mortgagor, or otherwise as Mortgagee shall deem best. All costs, expenses and liabilities of every character incurred by Mortgagee in administering, managing, operating and controlling the Mortgaged Property shall constitute a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee. Mortgagor hereby irrevocably constitutes and appoints Mortgagee as Mortgagor's attorney-in-fact (coupled with an interest) to perform such acts and execute such documents as Mortgagee, in its sole discretion, shall deem appropriate, including endorsement of Mortgagor's name on any instruments. Regardless of any provision of this Mortgage, the Indenture or any other Senior Secured Note Document, Mortgagee shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Mortgagor to Mortgagee, unless Mortgagee shall have given express written notice of Mortgagee's election to the contrary.

      SECTION 7.10 Occupancy After Acceleration. In the event that there is an acceleration of the amounts due under the Notes and Mortgagor or Mortgagor's representatives, successors or assigns or any other Person claiming any interest in the Mortgaged Property by, through or under Mortgagor, continues to occupy or use the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of Mortgagee (or its successor, if applicable), which tenancy shall be a tenancy from day-to-day, terminable at the will of either the landlord or tenant, at a rent to be determined by Mortgagee (which may be in excess of fair market value); provided, however, that until Mortgagee sets forth the amount of such rent, such rent shall be a fair market rental per day based upon the value of the Mortgaged Property as a whole; and such rental shall be due daily to the Mortgagee (or its successor, if applicable). To the extent permitted by applicable law, Mortgagee (or its successor, if applicable), notwithstanding any language herein to the contrary, shall have the sole option to demand immediate possession or to permit the occupants to remain as tenants at will. In the event that the tenant fails to surrender possession of said property upon demand, Mortgagee (and its successor, if applicable) shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having appropriate jurisdiction.

      SECTION 7.11 Remedies Cumulative, Concurrent and Nonexclusive. Every right, power and remedy herein given to Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC). Each such right, power and remedy, whether specifically herein given or otherwise existing, may be exercised from time to time and so often and in such order as may be deemed expedient by Mortgagee, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. Mortgagee shall be entitled to collect all costs and expenses incurred in pursuing such remedies. No delay or omission by Mortgagee in the exercise of any such right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

      SECTION 7.12 No Release of Senior Secured Note Obligations. Neither Mortgagor, any other Obligor or any of the Guarantors, nor any other Person now or hereafter obligated for the payment or performance of all or any part of the Senior Secured Note Obligations shall be relieved of any such obligation by reason of (a) the failure of Mortgagee, to comply with any request of Mortgagor, any other Obligor, any of the Guarantors or any Obligor, Guarantor or other Person so obligated to foreclose the Lien of this Mortgage or to enforce any provision hereunder or under the Indenture; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to or paid any consideration to Mortgagor, any other Obligor or any of the Guarantors Obligor or any other Person, and in any such event Mortgagor, all other Obligors, all Guarantors and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee; or (d) any other act or occurrence save and except the complete payment and performance of all of the Senior Secured Note Obligations.

      SECTION 7.13 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien or security interest created in or evidenced by this Mortgage or its stature as a Lien and security interest in and to the Mortgaged Property, and without in any way releasing or diminishing the liability of any Person liable for the payment or performance of the Senior Secured Note Obligations. Mortgagee may resort to any other security for the Senior Secured Note Obligations held by Mortgagee in such manner and order as Mortgagee may elect.

      SECTION 7.14 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by applicable law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by virtue of any present or future moratorium law or other law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except for notices expressly provided for herein or in the Indenture, all notices of any Event of Default or of Mortgagee's intention to accelerate maturity of the Senior Secured Note Obligations or of Mortgagee's election, to exercise or actual exercise of any right, remedy or recourse provided for hereunder or under the Indenture; and (c) any right to a marshalling of assets or a sale in inverse order of alienation; and (d) any and all conflicts with any provisions of any of the Senior Secured Note Documents. If any law referred to in this Mortgage and now in force, of which Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.

      SECTION 7.15 Discontinuance of Proceedings. In case Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the Indenture and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Senior Secured Note Obligations, this Mortgage, the Indenture, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

      SECTION 7.16 Application of Proceeds. After the occurrence and during the continuance of an Event of Default, the proceeds of any sale of and any other amounts generated by the holding, leasing, operating or other use of the Mortgaged Property shall be applied by Mortgagee (or the receiver, if one is appointed), to the extent that funds are so available therefrom, in accordance with the provisions of the Indenture or, if not so provided, then in the following order of priority, except to the extent otherwise required by applicable law:

      (a) first, to the payment of the reasonable and necessary costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving the same, including reasonable (i) receivers' fees, (ii) court costs, (iii) attorneys' and accountants' fees, (iv) costs of advertisement and title search fees, and (v) the payment of any and all Impositions, Liens, security interests or other rights, titles or interests equal or superior to the Lien and security interest of this Mortgage (except those to which the Mortgaged Property has been sold subject to and without in any way implying Mortgagee's prior consent to the creation thereof);

      (b) second, to the payment of all amounts other than the Principal Balance and accrued but unpaid interest which may be due to Mortgagee or Collateral Agent, as applicable, hereunder or under the other Senior Secured Note Documents, together with interest thereon as provided herein;

      (c) third, to the payment of the Senior Secured Note Obligations in such order and manner as Mortgagee determines in its sole discretion; and

      (d) fourth, to Mortgagor or as otherwise required by any Governmental Requirement. Mortgagor shall be liable for any deficiency remaining.

      SECTION 7.17 Uniform Commercial Code Remedies. Mortgagee shall have all of the rights, remedies and recourses with respect to the Personalty and the Fixtures afforded to it by the Applicable UCC, including, without limitation, the right to take possession of the Personalty and the Fixtures or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Personalty and the Fixtures, in addition to, and not in limitation of, the other rights, remedies and recourses afforded by this Mortgage and the other Senior Secured Note Documents.

      SECTION 7.18 Indemnity. In connection with any action taken by Mortgagee or any other Indemnitee pursuant to this Mortgage, neither Mortgagee, or any Indemnified Parties shall be liable for any Loss sustained by Mortgagor resulting from (a) an assertion that Mortgagee or an Indemnified Party has received funds from the operations of the Mortgaged Property claimed by third Persons, or (b) any act or omission of Mortgagee, or any such Indemnified Party in administering, managing, operating or controlling the Mortgaged Property, including in either case such Loss as may result from the ordinary negligence of Mortgagee or Indemnified Party, or which may result from strict liability, whether under applicable law or otherwise, unless such Loss is caused by the gross negligence, willful misconduct or bad faith of such Person, nor shall Mortgagee and or an Indemnified Party be obligated to perform or discharge any obligation, duty or liability of Mortgagor. Mortgagor shall and does hereby agree to indemnify Mortgagee, and each of the other Holders and their respective Indemnified Parties for, and to hold Mortgagee, and each such other Holder and each Indemnified Party harmless from, any and all Losses which may or might be incurred by Mortgagee, or any of such other Holders or Indemnified Parties by reason of this Mortgage or the exercise of rights or remedies hereunder, including such Losses as may result from the ordinary negligence of Mortgagee, or any other Holder or an Indemnified Party, or which may result from strict liability, whether under applicable law or otherwise, unless such Loss is caused by the gross negligence, willful misconduct or bad faith of such Person. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO MORTGAGEE AND EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF MORTGAGEE, SUCH INDEMNIFIED PARTY OR ANY OTHER PERSON. Should Mortgagee, and/or other Holder or an Indemnified Party make any expenditure on account of any such Losses, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be a demand obligation (which obligation Mortgagor hereby expressly promises to pay) owing by Mortgagor to Mortgagee and shall bear interest from the date expended until paid at the Default Rate, shall be a part of the Senior Secured Note Obligations and shall be secured by this Mortgage and the other Senior Secured Note Documents. Mortgagor hereby assents to, ratifies and confirms any and all actions of Mortgagee with respect to the Mortgaged Property taken under this Mortgage. The liabilities of Mortgagor, as set forth in this Section 7.18, shall survive the termination of this Mortgage and the payment and performance of the Senior Secured Note Obligations.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01 Instrument Construed as Mortgage, Etc. This Mortgage may be construed as a mortgage, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements set forth herein.

      SECTION 8.02 Performance at Mortgagor's Expense. The cost and expense of performing or complying with any and all of the Senior Secured Note Obligations shall be borne solely by Mortgagor, and no portion of such cost and expense shall be, in any way or to any extent, credited against any installment on or portion of the Senior Secured Note Obligations.

      SECTION 8.03 Survival of Senior Secured Note Obligations. Each and all of the Obligations shall survive the execution and delivery of this Mortgage and shall continue in full force and effect until all of the Senior Secured Note Obligations shall have been fully satisfied.

      SECTION 8.04 Further Assurances. Mortgagor, upon the request of Mortgagee, shall execute, acknowledge, deliver and record and/or file such further instruments, including financing statements, and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purpose of this Mortgage and to subject to the Liens and security interests hereof any property intended by the terms hereof to be covered hereby, including any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

      SECTION 8.05 Notices. All notices or other communications required or permitted to be given pursuant to this Mortgage shall be in writing and shall be considered properly given if given in the manner and to the addresses prescribed by Section 13.02 of the Indenture to the parties and at the addresses set forth in the first paragraph of this Mortgage, and to the parties at the addresses set forth in Section 13.02 of the Indenture; provided, however, that (a) service of notice as required by the laws of any State or Commonwealth in which portions of the Mortgaged Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice thereunder, and (b) any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of ten (10) days' notice to the other party in the manner set forth above.

      SECTION 8.06 No Waiver. Any failure by Mortgagee to insist, or any election by Mortgagee not to insist, upon strict performance by Mortgagor of any of the terms, provisions or conditions of this Mortgage shall not be deemed to be a waiver of the same or of any other terms, provision or condition hereof, and Mortgagee shall have the right, at any time or times thereafter, to insist upon strict performance by Mortgagor of any and all of such terms, provisions and conditions. Mortgagee may, in Mortgagee's sole and absolute discretion, (i) in the case of a Default, determine whether such Default has been cured, and
(ii) in the case of an Event of Default, accept or reject any proposed cure of an Event of Default. In no event shall any provision of this Mortgage or any other Senior Secured Note Document which provides that Mortgagee shall have certain rights and/or remedies only during the continuance of an Event of Default be construed so as to require Mortgagee to accept a cure of any such Event of Default. Unless and until Mortgagee accepts any proposed cure of an Event of Default, such Event of Default shall be deemed to be continuing for purposes of this Mortgage and the other Senior Secured Note Documents.

      SECTION 8.07 Mortgagee's Right to Perform as Mortgagee's Expenditures.

      (a) Mortgagor agrees that if Mortgagor fails to perform any act or take any action which Mortgagor is required to perform or take hereunder or under the Indenture or to pay any money which Mortgagor is required to pay hereunder or under the Indenture, Mortgagee may, after prior notice to Mortgagor and reasonable opportunity to cure except in cases of emergency, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money.

      (b) All costs and expenses incurred by Mortgagee (or any Indemnified Party), including, without limitation, attorneys fees and expenses, all monies paid by (or on behalf of ) Mortgagee and the monetary value of all services performed by (or on behalf of Mortgagee) in connection with a Default or Event of Default hereunder or under any other Senior Secured Note Document, including, without limitation, the (i) the enforcement of any term or provision of this Mortgage or any other Senior Secured Note Document, (ii) the performance by Mortgagee of any obligation of Mortgagor under this Mortgage or any other Senior Secured Note Document if Mortgagee elects to so perform, in its sole and absolute discretion, and (iii) any action Mortgagee elects to take, in its sole and absolute discretion, to protect its interest in or the value of the Mortgaged Property, shall be a demand obligation owing by Mortgagor to Mortgagee, as the case may be, and to the extent any payment is made to a third Person, Mortgagee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. All such costs and expenses, monies and the monetary value of such services performed shall (x) bear interest at the Default Rate from the date of such incurrence, payment or performance, as applicable, until paid, and (y) constitute (together with such interest) a portion of the Senior Secured Note Obligations and shall be secured by this Mortgage and all of the other Senior Secured Note Documents. If Mortgagee shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Mortgagee may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof.

      SECTION 8.08 Successors and Assigns. All of the terms hereof shall apply to, be binding upon and inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them; provided, however, that nothing herein shall be deemed to imply any right on behalf of Mortgagor to assign its interest in any of the Mortgaged Property except as may be expressly set forth in the Indenture.

      SECTION 8.09 Severability. This Mortgage is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws and regulations of applicable Governmental Authorities and the provisions hereof are intended to be limited to the extent necessary that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any provision hereof or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Mortgage nor the application of such provision to other Persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

      SECTION 8.10 Entire Agreement and Modification. This Mortgage may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

      SECTION 8.11 Applicable Law. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED; PROVIDED, HOWEVER, THAT THE INDENTURE, THE NOTES AND THE GUARANTEE ARE, BY THEIR TERMS, GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AS PROVIDED THEREIN, AND, IN THE EVENT THAT IT BECOMES NECESSARY, IN CONNECTION WITH THE ENFORCEMENT OF THIS MORTGAGE OR OTHERWISE, TO CONSTRUE OR ENFORCE THE OBLIGATIONS (WHICH OBLIGATIONS ARE SECURED BY THIS MORTGAGE), THE INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      SECTION 8.12 Satisfaction of Prior Encumbrance. To the extent that proceeds advanced pursuant to the Indenture are used to pay indebtedness secured by any outstanding Lien, security interest, charge or prior encumbrance against the Mortgaged Property, such proceeds shall be deemed to have been advanced by Mortgagee at Mortgagor's request, and Mortgagee shall be subrogated to any and all rights, security interests and Liens owned by any owner or holder of such outstanding Liens, security interests, charges or encumbrances, irrespective of whether said Liens, security interests, charges or encumbrances are released, and it is expressly understood that, in consideration of the payment of such other indebtedness by Mortgagee, Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness.

      SECTION 8.13 No Partnership. Nothing contained in this Mortgage is intended to, or shall be construed to, create to any extent and in any manner whatsoever any partnership, joint venture, or association between Mortgagor and Mortgagee, or in any way make Mortgagee a co-principal with Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.


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
      SECTION 8.14 Headings. The Article, Section and Subsection headings hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

      SECTION 8.15 Release of Mortgage. If all of the Senior Secured Note Obligations shall be paid, performed and discharged, and the Indenture and the Guarantee terminated, Mortgagee shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record, at the sole cost and expense of Mortgagor, and shall execute and deliver (or cause to be executed and delivered) such instruments of satisfaction and discharge as may be appropriate, such instruments to be duly acknowledged and in form for recording, at the sole cost and expense of Mortgagor.

      SECTION 8.16 Limitation of Senior Secured Note Obligations with Respect to Mortgaged Property.

      (a) Neither Mortgagee, nor any Holder shall have any duty to protect or preserve, or any liability with respect to the protection or preservation of, any Mortgaged Property or to preserve rights pertaining thereto other than the duty to use reasonable care in the custody and preservation of any Mortgaged Property in its actual possession. Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of any Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equal to that which Mortgagee accords its own like property. Mortgagee shall be relieved of all responsibility for any Mortgaged Property in its possession upon surrendering it, or tendering surrender of it, to Mortgagor or to such other Person entitled thereto by applicable law.

      (b) Nothing contained in this Mortgage shall be construed as requiring or obligating Mortgagee, or any Holder, and neither Mortgagee, nor any Holder shall be required or obligated, to (i) make any demand or inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or notice or take any action with respect to any Mortgaged Property or the monies due or to become due thereunder in connection therewith, (ii) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders, offers or other matters relating to any Mortgaged Property, whether or not Mortgagee or any of the Holders has or is deemed to have knowledge or notice thereof, (iii) take any necessary steps to preserve rights against any prior parties with respect to any Mortgaged Property, or (iv) notify Mortgagor or any other Person of any decline in the value of any Mortgaged Property.

      SECTION 8.17 Inconsistency with Indenture. To the fullest extent possible, the terms and provisions of the Indenture shall be read together with the terms and provisions of this Mortgage such that the terms and provisions of this Mortgage shall supplement, rather than conflict with, the terms and provisions of the Indenture; provided, however, that, notwithstanding the foregoing, in the event any of the terms or provisions of this Mortgage conflict with any of the terms or provisions of the Indenture, such that it is impractical for such terms or provisions to coexist, the terms or provisions of the Indenture shall govern and control for all purposes; and, provided further, that the inclusion in this Mortgage of terms and provisions, supplemental rights or remedies in favor of a secured party but which are not addressed in the Indenture shall not be deemed to be a conflict with the Indenture and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

      SECTION 8.18 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between Mortgagor and Mortgagee or any Holder, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Mortgagor for the use, forbearance or detention of the money to be loaned under the Indenture or any other Senior Secured Note Document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture or any other Senior Secured Note Document, exceed the maximum amount permissible under applicable federal or state usury laws. If, under any circumstances, fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Mortgagor shall have paid an amount of money which is deemed to be interest and such interest would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Senior Secured Note Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by Mortgagee (or Holder) shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by applicable law, be amortized, prorated, allocated and spread from the date of this Mortgage until payment in full of the Senior Secured Note Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

      SECTION 8.19 Covenants To Run With the Land. All of the grants, representations, warranties, undertakings, covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Mortgagor. If there shall be more than one mortgagor, the covenants, representations and warranties made herein shall be deemed to be joint and several.

      SECTION 8.20 Amount Secured; Last Dollar. So long as the balance of the Obligations exceeds the portion of the Obligations secured by this Mortgage, no payment on account of the Obligations shall be deemed to be applied against or to reduce the portion of the Obligations secured by this Mortgage, but shall, instead, be deemed to be applied against only such portions of the Obligations that are not secured by this Mortgage.

      SECTION 8.21 Defense of Claims. Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor's title to the Mortgaged Property or Mortgagee's Lien on or security interest in the Mortgaged Property, or any part thereof, and shall take all such action, employing attorneys agreeable to Mortgagee, as may be necessary to preserve Mortgagor's and Mortgagee's rights affected thereby. If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor's or Mortgagee's rights to the Mortgaged Property, Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense. Moreover, Mortgagee may take (or cause its agents to take) such independent action in connection therewith as they may in their discretion deem proper, including, without limitation, the right to employ independent counsel and to intervene in any suit affecting the Mortgaged Property. All costs, expenses and attorneys' fees incurred by Mortgagee (or its agents) pursuant to this Section 8.21 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Mortgaged Property or the transactions contemplated in this Mortgage shall be paid by Mortgagor on demand, plus interest thereon from the date of the advance by Mortgagee until reimbursement of Mortgagee at the Default Rate.

      SECTION 8.22 Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS MORTGAGE; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS MORTGAGE; THAT IT HAS IN FACT READ THIS MORTGAGE AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS MORTGAGE; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS MORTGAGE AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS MORTGAGE; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS MORTGAGE RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS MORTGAGE ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

      SECTION 8.23 No Merger of Estates. So long as any part of the Senior Secured Note Obligations remain unpaid, unperformed or undischarged, the fee, easement and leasehold estates to the Mortgaged Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee, any third-party purchaser or otherwise.

      SECTION 8.24 Release Upon Transfer or Sale.

      (a) All Mortgaged Property sold or otherwise transferred in accordance with the terms of the Indenture shall be sold or otherwise transferred, as the case may be, free and clear of this Mortgage. In connection with any such sale or other transfer, the Mortgagee shall execute and deliver to Mortgagor, or to such person or persons as Mortgagor shall reasonably designate, a satisfaction of mortgage and such other documents as Mortgagor may reasonably request to evidence the release of this Mortgage with respect to such Mortgaged Property, as well as a release of any collateral assignments or other documents, instruments or filings in favor of Mortgagee that burden such Mortgaged Property.

      (b) In addition, and not in limitation of the foregoing, any Mortgaged Property (other than the Real Estate) that also constitutes Collateral under any Security Document shall automatically be released from this Mortgage in the event that such Mortgaged Property is released from the security interest created by such Security Document in accordance with the terms thereof and the Indenture.

      SECTION 8.25 Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall be deemed to constitute one single instrument, except that, to facilitate recordation, portions of Exhibit A hereto which describe properties situated in counties other than the county in which this Mortgage is to be recorded may be omitted.

                                   ARTICLE IX

                      ADDITIONAL STATE SPECIFIC PROVISIONS

      SECTION 9.01 Insurance. In addition to other remedies available under this Mortgage, if at any time Mortgagor fails to provide Mortgagee with evidence of the insurance coverage required to be carried by the Mortgagor under this Mortgage, Mortgagee may purchase such insurance at the Mortgagor's expense to protect Mortgagee's interest in the Mortgaged Property. This insurance purchased by Mortgagee may, but need not, protect the interest of the Mortgagor's interests. The coverage purchased by Mortgagee may or may not pay any claim that the Mortgagor makes or any claim that is made against the Mortgagor in connection with the Mortgaged Property. The Mortgagor may later cancel any insurance purchased by Mortgagee, but only after providing Mortgagee with evidence that the Mortgagor has obtained insurance as required by this Mortgage. If Mortgagee purchases insurance for the Mortgaged Property, the Mortgagor will be responsible for the costs of that insurance, including, interest and other charges that Mortgagee imposes in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of insurance purchased by Mortgagee may be added to the total outstanding balance of the Senior Secured Note Obligations with interest at the default rate specified in the Indenture. The costs of the insurance purchased by Mortgagee may be more than the cost of insurance that the Mortgagor be able to obtain through Mortgagor's own efforts.

      SECTION 9.02 Future Advances. The lien of this Mortgage shall secure the payment of all loans and advances made pursuant to the terms of this Mortgage and the Indenture, whether such loans and future advances are obligatory or are to be made at the option of Mortgagee, and whether made now or in the future (but not future advances made more than twenty (20) years after the date hereof) to the same extent as if such future advances were made on the date of execution of this Mortgage. The lien of this Mortgage shall be valid as to all of the Senior Secured Note Obligations, including future advances, from the time of the filing of record of this Mortgage in the office of the Recorder of Deeds of the County in which the Premises are located. The total amount of the Senior Secured Note Obligations may increase or decrease from time to time, but the total unpaid principal balance of the Senior Secured Note Obligations (including disbursements which Mortgagee may make under this Mortgage, or any other document or instrument evidencing or securing the Senior Secured Note Obligations), at any time outstanding, shall not exceed $280,000,000.00. This Mortgage shall be valid and shall have priority over all subsequent liens and encumbrances, including statutory liens, except taxes and assessments levied on the Mortgaged Property, to the extent of the maximum amount secured hereby.

      SECTION 9.03 Business Senior Secured Note Recital. The proceeds of the Senior Secured Note Obligations shall be used solely for business purposes and in furtherance of the regular business affairs of Mortgagor, and the entire principal obligation secured hereby constitutes: (a) a "business loan" as that term is defined in, and for all purposes of, 815 ILCS 205/4 (1) (c); and, (b) a "loan secured by a mortgage on real estate" within the purview and operation of 815 ILCS 204/4 (1) (1).

      SECTION 9.04 Waiver of Statutory Rights. The Mortgagor agrees, to the full extent permitted by law, that in the event of a default, neither the Mortgagor nor anyone claiming through or under them will set up, claim, or seek to take advantage of any appraisement, valuation, stay, or extension laws or any so-called "Moratorium Laws," now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, or the absolute sale of the Mortgaged Property, or the final and absolute putting into possession of the Mortgaged Property, immediately after such sale, of the purchaser thereat, and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien of this Mortgage and agree that Mortgagee, or any court having jurisdiction to foreclose the lien, may sell the Mortgaged Property in part or as an entirety. To the full extent permitted by law, the Mortgagor waives any and all rights of reinstatement and redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf, and on behalf of each and every person, acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage. The Mortgagor agrees, to the extent permitted by law, that no recovery of any judgment by Mortgagee, and no attachment or levy of execution upon any of the Mortgaged Property or any other property of the Mortgagor, will in any way affect the lien of this Mortgage upon the Mortgaged Property, or any part of the Mortgaged Property, or any lien, rights, powers, or remedies of Mortgagee under this Mortgage, but the lien, rights, powers, and remedies will continue unimpaired as before, until the Senior Secured Note Obligations are paid in full.

      SECTION 9.05 Protective Advances. In any suit to foreclose the lien of this Mortgage, there will be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys' fees, appraiser's fees, taxes, assessments, and insurance premiums paid by Mortgagee, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches, title examinations, environmental reports, title insurance policies, and similar data and assurances with respect to title as Mortgagee may deem to be reasonably necessary either to prosecute the suit or to evidence to bidders at any sale which may be had pursuant to the decree the true condition of the title to or the value of the Mortgaged Property. All such expenditures and expenses set forth in this section will become additional indebtedness secured by this Mortgage and immediately due and payable, with interest charged at the default rate specified in the Indenture, when paid or incurred by Mortgagee in connection with (i) any proceeding, including probate and bankruptcy proceedings, to which Mortgagee will be a party, either as plaintiff, claimant, or defendant, by reason of this Mortgage or any of the Obligations; or (ii) preparations for the commencement of any suit for the foreclosure of this Mortgage after accrual of such right to foreclose whether or not actually commenced; or (iii) preparations for the defense of any actual or threatened suit or proceeding which might affect the Mortgaged Property or the security of this Mortgage.

      SECTION 9.06 Receiver. Upon, or any time after, the filing of a complaint to foreclose this Mortgage the court in which the complaint is filed may appoint a receiver of the Mortgaged Property. Such appointment may be made either before or after the sale, without notice, without regard to the solvency or insolvency of the Mortgagor at the time of application for the receiver and without regard to the then value of the Mortgaged Property or whether the Mortgaged Property will be occupied as a homestead or not, and Mortgagee may be appointed as the receiver. Such receiver will have power to collect the rents, issues, and profits of the Mortgaged Property during the pendency of the foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when the Mortgagor, except for the intervention of the receiver, would be entitled to collect the rents, issues, and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management, and operation of the Mortgaged Property during the whole of the period. The court from time to time may authorize the receiver to apply the net income in payment in whole or in part of: (i) the indebtedness secured by this Mortgage, or by any decree foreclosing this Mortgage, or any tax, special assessment, or other lien which may be or become superior to the lien of this Mortgage or of such decree, provided such application is made prior to foreclosure sale; and (ii) the deficiency in case of a sale and deficiency.

      SECTION 9.07 Available Defenses. No action for the enforcement of the lien or of any provision of this Mortgage will be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Senior Secured Note Obligations secured by this Mortgage.

      The provisions contained in this Article IX ("Additional State Specific Provisions") are to be construed as conferring additional rights and remedies upon the Mortgagee and are not to be construed as limiting any rights or remedies of the Mortgagee which are contained elsewhere in this Mortgage. In the event of a conflict between the other terms of this Mortgage and the State Specific Provisions contained in this Article IX, the Mortgagee shall be entitled to the benefit of the provisions which provide it with the greatest rights and remedies, subject, however, to the applicable provisions of Illinois law including, without limitation, the Illinois Mortgage Foreclosure Law, 735 ILCS 5/15-1101 et seq., and any successor statute thereto.

                                   ARTICLE X

                                  INTERCREDITOR

      Notwithstanding any provision to the contrary contained herein, the terms of this Mortgage, the Lien and security interest granted to Mortgagee pursuant to this Mortgage and the exercise of any rights and remedies by Mortgagee are subject to the terms of that certain Intercreditor Agreement, dated as of June ___, 2004 (the "Intercreditor Agreement"), by and between JPMorgan Chase Bank, as ABL Agent, and Mortgagee, as Term Agent. In the event of any conflict between the terms and provisions of this Mortgage and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern and control.

             [NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first above written.

                                            MORTGAGOR:

                                                     D-M-E COMPANY,
                                                     a Delaware corporation

                                                     By: /s/ R.P. Lienesch
                                                         -----------------------
                                                         Name: R.P. Lienesch
                                                         Title: Vice President

STATE OF OHIO           )
                        )SS.
COUNTY OF HAMILTON      )

      On the 8th day of June in the year 2004 before me, the undersigned, a Notary Public in and for said State, personally appeared R.P. Lienesch, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Jean Moyer
--------------
Notary Public

                                   EXHIBIT A

                               LEGAL DESCRIPTION



Auditor's Parcel No. ________________________________________________